UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2026, Immunic, Inc. (the "Company") entered into a Retention Bonus Agreement (the "Agreement") with Daniel Vitt, the Company's Chief Executive Officer. The Agreement was entered into in connection with the Company's commencement of a search for a new Chief Executive Officer, and Mr. Vitt’s potential transition to a “C-Suite” role that is focused on strengthening the Company’s scientific strategy and driving portfolio advancement after a new Chief Executive Officer is hired.

Pursuant to the Agreement, subject to Mr. Vitt's continued employment with the Company through the ninety-first (91st) day after a new Chief Executive Officer is hired by the Company (the "Retention Date"), Mr. Vitt shall be entitled to receive a retention bonus equal to $670,000, less applicable withholdings and payroll deductions (the "Retention Bonus"). The Retention Bonus will be paid in one lump sum on the first regularly scheduled pay date after the Retention Date, subject to the terms and conditions of the Agreement.

If the Company terminates Mr. Vitt's employment without "Cause" (as defined in his employment agreement with the Company dated as of January 1, 2026 (the "U.S. Employment Agreement")) or Mr. Vitt resigns for "Good Reason" (as defined in the U.S. Employment Agreement) prior to the Retention Date, the Company will pay the Retention Bonus within five (5) days of such termination or resignation, as applicable. If the Retention Bonus is paid, the amount will be credited against any cash severance payment that would otherwise become due under the U.S. Employment Agreement or the Service Agreement dated December 18, 2023, by and between Mr. Vitt and Immunic AG, as a result of any involuntary termination of employment.

The Agreement also includes mutual non-disparagement covenants between Mr. Vitt and the Company. The Agreement is governed by the laws of the State of New York.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Retention Bonus Agreement, dated as of April 7, 2026, by and between Daniel Vitt and Immunic, Inc.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 10, 2026	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer